EXHIBIT 23.4

                   [LETTERHEAD OF PRICEWATERHOUSECOOPERS LLP]


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form SB-2/A of our report dated September 29, 2006 relating to the financial statements of Manaris Corporation, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

Chartered Accountants
Montreal, Quebec, Canada
October 11, 2006